                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                   FORM 8-A/A

                                 Amendment No. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        TRAVELERS PROPERTY CASUALTY CORP.
             (Exact name of registrant as specified in its charter)


                 CONNECTICUT                              06-1008174
       (State or Other Jurisdiction of        (IRS Employer Identification No.)
               Incorporation)


    ONE TOWER SQUARE, HARTFORD, CONNECTICUT                  06183
   (Address of principal executive offices)                (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: not applicable


        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                    Name of each exchange on which
     to be so registered                    each class is to be registered

Class A Common Stock, par                   New York Stock Exchange
value $0.01

Series A Junior Participating
Preferred Stock, par value
$0.01 per share (rights to
purchase such stock are
attached to the common stock)

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Item 1 of the Form 8-A dated March 12, 2002 (the "Form 8-A"), filed by Travelers Property Casualty Corp. (the "Company"), is hereby amended by the following:

      Effective as of November 16, 2003, the Company amended the terms of the Rights Agreement, dated as of March 21, 2002 (the "Rights Agreement"), between the Company and EquiServe Trust Company, N.A., as Rights Agent. The amendment (the "Amendment") was adopted by the Company's Board of Directors on November 16, 2003, and executed on November 16, 2003. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement and the Amendment.

ITEM 2.       EXHIBITS.

      Item 2 is hereby amended by adding the following exhibit attached hereto:

      4.1 First Amendment, dated as of November 16, 2003, to the Rights Agreement, dated as of March 21, 2002, by and between Travelers Property Casualty Corp. and EquiServe Trust Company, N.A.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      TRAVELERS PROPERTY CASUALTY CORP.

DATED: December 11, 2003              By: /s/ Paul Eddy
                                          -----------------------------
                                          Name: Paul Eddy
                                          Title:  Assistant Secretary

Exhibit Index

Exhibit                             Description

4.1 First Amendment, dated as of November 16, 2003, to the Rights Agreement, dated as of March 21, 2002, by and between Travelers Property Casualty Corp. and EquiServe Trust Company, N.A.